CROMPTON & KNOWLES CORPORATION AND SUBSIDIARIES
EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(In thousands, except per share data)


                                            PRIMARY
                                            YEAR ENDED
                                              Dec.28,    Dec.30,     Dec.31,
                                                1996       1995       1994
Earnings
Earnings(loss) before extraordinary charge  $ (22,054) $ 139,922  $ (162,927)

Extraordinary loss on early extinguishment
   of debt                                       (441)    (8,279)          -

Net earnings(loss)                          $ (22,495) $ 131,643  $ (162,927)

Shares
Weighted average shares outstanding            72,026     65,572      60,908

Common stock equivalents                           -         699          -

Average shares outstanding                     72,026     66,271      60,908

Per share
Earnings(loss) before extraordinary charge  $    (.31) $    2.11  $    (2.67)

Extraordinary loss on early extinguishment
  of debt                                          -        (.12)         -

Net earnings(loss)                          $    (.31) $    1.99  $    (2.67)



                                            FULLY DILUTED
                                            YEAR ENDED
                                              Dec.28,    Dec.30,     Dec.31,
                                                1996       1995       1994
Earnings
Earnings(loss) before extraordinary charge  $ (22,054) $ 139,922  $ (162,927)

Extraordinary loss on early extinguishment
  of debt                                        (441)    (8,279)         -

Net earnings(loss)                          $ (22,495) $ 131,643  $ (162,927)

Shares
Weighted average shares outstanding            72,026     65,572      60,908

Common stock equivalents                           -         717          -

Average shares outstanding                     72,026     66,289      60,908

Per share
Earnings(loss) before extraordinary charge  $    (.31) $    2.11  $    (2.67)

Extraordinary loss on early extinguishment
  of debt                                          -        (.12)         -

Net earnings(loss)                          $    (.31) $    1.99  $    (2.67)